Exhibit 99.1

Press Release

Lakeland Industries Announces Board Leadership Changes In Line With Existing Board Succession Plan

HUNTSVILLE, AL / ACCESSWIRE / June 22, 2022 / Lakeland Industries, Inc. (NASDAQ:LAKE) (the “Company” or “Lakeland”), a leading global manufacturer of protective clothing for industry, healthcare and first responders on the federal, state and local levels, announced today that Christopher J. Ryan, Executive Chairman of the Board, intends to step down from his role as Executive Chairman in 2023. Ryan will remain an active member of the Board of Directors following the transition. Consistent with the Board’s succession plan, current member of the Board, Jim Jenkins, will assume the role of Vice Chairman of the Board, effective immediately.

Christopher J. Ryan, Lakeland Industries Executive Chairman of the Board, said, “The Board is committed to implementing a successful and smooth succession plan and is very pleased to have appointed Jim as Vice Chairman of the Board. Jim has a proven track record of helping publicly traded companies succeed, and his appointment will help ensure continued success and good governance at the senior leadership level. We are confident that the Company and the Board are well prepared to lead the next chapter in Lakeland’s growth story.”

Jim Jenkins, Lakeland Industries Vice Chairman of the Board, added, “I am very excited to have the opportunity to succeed Chris and look forward to continue working with Lakeland’s management team to grow the business in what is an exciting time for the Company. I am extremely proud to be a part of this Company and am certain that Lakeland is poised for growth in fiscal 2023 and beyond as the Company repositions itself in the post-pandemic era.”

Mr. Jenkins has served as a director since 2016 and is a member of the Audit, Compensation, and Nominating and Governance Committees. Mr. Jenkins is the General Counsel and Vice President of Corporate Development for Transcat, Inc. (Nasdaq:TRNS), a provider of calibration, repair, inspection and laboratory services, where he serves as Transcat’s chief risk officer and advises management and the board of directors over matters of corporate governance and securities law. He also leads Transcat’s acquisition strategy. He joined Transcat in September 2020. Prior to joining Transcat, he was a partner at Harter Secrest & Emery LLP, a regional law firm located in New York State. His practice focused in the areas of corporate governance, and general corporate law matters, including initial and secondary public offerings, private placements, mergers and acquisitions, and securities law compliance. Mr. Jenkins joined the firm in 1989 as an associate and was elected a partner effective January 1, 1997. He is a Chambers rated attorney and served as the Chair of the firm’s Securities Practice Group from 2001 to 2020 and as a member of the firm’s Management Committee from January 2007 to January 2013. From 2018 until September 2020, he served as the Partner in Charge of the firm’s New York City office. Mr. Jenkins holds a BA from Virginia Military Institute and a J.D. from West Virginia University College of Law. Mr. Jenkins previously served on the Lakeland Board from 2012 to 2015.

About Lakeland Industries, Inc.

We manufacture and sell a comprehensive line of industrial protective clothing and accessories for the industrial and public protective clothing market. Our products are sold globally by our in-house sales teams, our customer service group, and authorized independent sales representatives to a network of over 1,600 global safety and industrial supply distributors. Our authorized distributors supply end users, such as integrated oil, chemical/petrochemical, automobile, steel, glass, construction, smelting, cleanroom, janitorial, pharmaceutical, and high technology electronics manufacturers, as well as scientific, medical laboratories and the utilities industry. In addition, we supply federal, state and local governmental agencies and departments, such as fire and law enforcement, airport crash rescue units, the Department of Defense, the Department of Homeland Security and the Centers for Disease Control. Internationally, we sell to a mixture of end users directly, and to industrial distributors depending on the particular country and market. In addition to the United States, sales are made to more than 50 foreign countries, the majority of which were into China, the European Economic Community (“EEC”), Canada, Chile, Argentina, Russia, Kazakhstan, Colombia, Mexico, Ecuador, India, Uruguay and Southeast Asia.

For more information concerning Lakeland, please visit the Company online at www.lakeland.com.

Contacts:

Lakeland Industries, Inc.

256-445-4100

Allen Dillard

aedillard@lakeland.com

Alpha IR Group

312-445-2870

Robert Winters or Stephen Poe

LAKE@alpha-ir.com

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

This press release contains “forward-looking statements” as that phrase is defined in the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, which address Lakeland’s expectations of sources or uses for capital or which express the Company’s expectation for the future with respect to financial performance or operating strategies can be identified as forward-looking statements. Forward-looking statements involve risks, uncertainties and assumptions as described from time to time in Press Releases and Forms 8-K, registration statements, quarterly and annual reports and other reports and filings filed with the

Securities and Exchange Commission or made by management. As a result, there can be no assurance that Lakeland’s future results will not be materially different from those described herein as “believed,” “projected,” “planned,” “intended,” “anticipated,” “can,” “estimated” or “expected,” or other words which reflect the current view of the Company with respect to future events. We caution readers that these forward-looking statements speak only as of the date hereof. The Company hereby expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statements to reflect any change in the Company’s expectations or any change in events, conditions or circumstances on which such statement is based, except as may be required by law.

Source: Lakeland Industries, Inc.